Exhibit 99.1

Shutterfly, Inc. Elects Eva Manolis to Board of Directors

REDWOOD CITY, California (October 21, 2016) – Shutterfly, Inc. (NASDAQ:SFLY), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, today announced the addition of Eva Manolis to its board of directors.

Most recently, Ms. Manolis served an 11 year tenure as vice-president of consumer shopping experience at Amazon.com. Ms. Manolis has more than 30 years of experience leading product and engineering teams, designing and building innovative customer products and services in the technology industry. She holds 16 patents issued in the areas of imaging, operating systems, and user interaction.

“Eva’s deep expertise in product innovation and user experience, as well as her passion for design, will be valuable as we enter the next chapter of growth,” said Christopher North, president and chief executive officer of Shutterfly. “As co-founder of Shutterfly, she brings a deep understanding of our brand and our mission. I know that the entire team joins me in welcoming her back to the Shutterfly family.”

At Amazon, Ms. Manolis’s responsibilities included leading the worldwide development of core consumer-facing features, functionality and user interface designs across multiple websites, mobile apps, and business lines. She further led cross-company initiatives around customer experience, design, and innovation. Prior to joining Amazon, Ms. Manolis was the co-founder and senior vice president of products at Shutterfly. She has also held roles at KeepMedia, LivePicture Inc. and Silicon Graphics.

Ms. Manolis earned a Bachelors of Science and Masters of Science degrees in Electrical Engineering from Brown University.

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Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding Shutterfly’s positioning for future growth. Shutterfly’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; changes in consumer discretionary spending as a result of the macroeconomic environment; the loss of sales partners for our products; our ability to expand our customer base, increase sales to existing customers and meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of Shutterfly’s most recent Form 10-K and Form 10-Q, and Shutterfly’s other filings, which are available on the Securities and Exchange Commission’s website at www.sec.gov. These forward-looking statements are based on current expectations and Shutterfly assumes no obligation to update this information.

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About Shutterfly, Inc.

Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly®, where your photos come to life in photo books, cards and gifts; Tiny Prints®, premium cards and stationery for all life’s occasions; Wedding Paper Divas®, wedding invitations and stationery for every step of the planning process; MyPublisher®, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; BorrowLenses®, the premier online marketplace for photographic and video equipment rentals; and GrooveBook™, an iPhone and Android app and subscription service that prints up to 100 mobile phone photos in a GrooveBook and mails it to customers every month. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Investors

Shawn Tabak, (650) 610-6026

stabak@shutterfly.com

Media

Gretchen Sloan, (650) 610-5276

gsloan@shutterfly.com